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                                                                   EXHIBIT 23.2





                         CONSENT OF NOMINATED DIRECTOR



          I hereby consent to the inclusion of my name as a nominated director of Team Communications Group, Inc.



                                                /s/ BRUCE P. VANN
                                                --------------------------
                                                    Bruce P. Vann